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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated February 4, 2000 on the consolidated financial statements of Barret Bancorp, Inc. and to all references to our firm included in or made a part of this Registration Statement on Form S-4.

/s/ Cannon Ivy PLLC
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Cannon Ivy PLLC

Memphis, TN
January 23, 2001.